Exhibit 99.3
Results of Operations

This Results of Operations section from the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of Griffin-American Healthcare REIT II, Inc.'s Annual Report on Form 10-K/A, for the year ended December 31, 2013 is being provided in connection with the financial statements of Griffin-American Healthcare REIT II, Inc. provided in this Form 8-K.

The use of the words “we,” “us” or “our” refers to Griffin-American Healthcare REIT II, Inc. and its subsidiaries, including Griffin-American Healthcare REIT II Holdings, LP, except where the context otherwise requires.

Comparison of the Years Ended December 31, 2013, 2012 and 2011
Our operating results for the years ended December 31, 2013, 2012 and 2011 are primarily comprised of income derived from our portfolio of properties and acquisition related expenses in connection with the acquisitions of such properties.
In general, we expect all amounts to increase in the future based on a full year of operations as well as increased activity as we acquire additional real estate investments. Our results of operations are not indicative of those expected in future periods.
As of December 31, 2013, we operated through five reportable business segments — medical office buildings, hospitals, skilled nursing facilities, senior housing and senior housing–RIDEA. Prior to December 2013, we operated through four reportable segments; however, with the acquisition of our first senior housing facilities owned and operated utilizing a RIDEA structure in December 2013, we felt it useful to segregate our operations into five reporting segments to assess the performance of our business in the same way that management intends to review our performance and make operating decisions. Prior to June 2013, our senior housing segment was referred to as our assisted living facilities segment. Prior to August 2012, we operated through three reportable business segments; however, with the addition of our first senior housing facilities in August 2012, we felt it was useful to segregate our operations into four reporting segments to assess the performance of our business in the same way that management intended to review our performance and make operating decisions.
Except where otherwise noted, the change in our results of operations is primarily due to our 279 buildings as of December 31, 2013, as compared to 143 buildings as of December 31, 2012, and 56 buildings as of December 31, 2011. As of December 31, 2013, 2012 and 2011, we owned the following types of properties:

	December 31,
	2013			2012			2011
	Number of Buildings	Aggregate Purchase Price	Leased %	Number of Buildings	Aggregate Purchase Price	Leased %	Number of Buildings	Aggregate Purchase Price	Leased %
Medical office buildings	139	$1,300,295,000	93.0%	78	$670,370,000	93.7%	33	$216,730,000	92.9%
Senior housing	59	578,103,000	100%	15	105,936,000	100%	—	—	—%
Skilled nursing facilities	41	397,468,000	100%	37	362,145,000	100%	16	144,000,000	100%
Senior housing–RIDEA	26	310,000,000	(1)	—	—	—%	—	—	—%
Hospitals	14	199,845,000	100%	13	186,145,000	100%	7	77,895,000	100%
Total/weighted average(2)	279	$2,785,711,000	95.8%	143	$1,324,596,000	96.6%	56	$438,625,000	96.1%
_________

(1)	The leased percentage for these 1,079 resident units was 93.6% as of December 31, 2013.

(2)	Leased percentage excludes Midwest CCRC Portfolio, which is operated utilizing a RIDEA structure.
Real Estate Revenue
For the years ended December 31, 2013, 2012 and 2011, real estate revenue was $202,096,000, $100,728,000 and $40,457,000, respectively, and was primarily comprised of base rent of $157,638,000, $78,548,000 and $31,506,000, respectively, and expense recoveries of $28,547,000, $15,036,000 and $6,175,000, respectively. For the year ended December 31, 2013, real estate revenue derived from our real estate investments in the United Kingdom was $12,979,000, or 6.4% of total real estate revenue.

Real estate revenue by operating segment consisted of the following for the periods then ended:

	Years Ended December 31,
	2013	2012	2011
Medical office buildings	$106,660,000	$49,981,000	$21,479,000
Skilled nursing facilities	49,381,000	37,432,000	11,327,000
Hospitals	23,563,000	12,280,000	7,651,000
Senior housing	22,492,000	1,035,000	—
Total	$202,096,000	$100,728,000	$40,457,000
Resident Fees and Services
For the year ended December 31, 2013, resident fees and services was $2,307,000 and related to revenue earned from our operations of senior housing facilities operated utilizing a RIDEA structure acquired in December 2013. We did not own or operate any real estate investments utilizing a RIDEA structure prior to December 2013.
Rental Expenses
For the years ended December 31, 2013, 2012 and 2011, rental expenses were $43,387,000, $21,131,000 and $8,330,000, respectively. Rental expenses consisted of the following for the periods then ended:

	Years Ended December 31,
	2013	2012	2011
Real estate taxes	$16,760,000	$9,948,000	$3,709,000
Building maintenance	9,066,000	3,299,000	1,582,000
Utilities	7,921,000	3,204,000	1,361,000
Property management fees — affiliates	4,418,000	2,158,000	843,000
Administration	2,240,000	744,000	319,000
Insurance	872,000	452,000	180,000
Amortization of leasehold interests	208,000	243,000	139,000
RIDEA operating management fees	115,000	—	—
Other	1,787,000	1,083,000	197,000
Total	$43,387,000	$21,131,000	$8,330,000
Rental expenses and rental expenses as a percentage of total revenue by operating segment consisted of the following for the periods then ended:

	Years Ended December 31,
	2013		2012		2011
Medical office buildings	$34,572,000	32.4%	$16,666,000	33.3%	$6,575,000	30.6%
Skilled nursing facilities	3,392,000	6.9%	2,853,000	7.6%	1,030,000	9.1%
Hospitals	3,124,000	13.3%	1,516,000	12.3%	725,000	9.5%
Senior housing	800,000	3.6%	96,000	9.3%	—	—%
Senior housing–RIDEA	1,499,000	65.0%	—	—%	—	—%
Total/weighted average	$43,387,000	21.2%	$21,131,000	21.0%	$8,330,000	20.6%
Overall, the percentage of rental expenses as a percentage of revenue in 2013 was slightly higher than in 2012 due to the acquisition of senior housing facilities operated utilizing a RIDEA structure, which accounted for 1.1% of total revenues. We anticipate that the percentage of rental expenses to revenue will increase when we have a full year of operations from our properties operated utilizing a RIDEA structure. Overall, as compared to 2011, the percentage of rental expenses as a percentage of revenue in 2012 remained consistent as the percentage of medical office buildings in the portfolio remained consistent between 2011 and 2012.

General and Administrative
For the years ended December 31, 2013, 2012 and 2011, general and administrative was $22,519,000, $11,067,000 and $5,992,000, respectively. General and administrative consisted of the following for the periods then ended:

	Years Ended December 31,
	2013	2012	2011
Asset management fees — affiliates	$13,751,000	$6,727,000	$2,929,000
Transfer agent services	2,349,000	1,119,000	—
Professional and legal fees	1,988,000	1,495,000	1,466,000
Franchise taxes	1,519,000	306,000	170,000
Bad debt expense	1,182,000	82,000	261,000
Bank charges	525,000	233,000	115,000
Board of directors fees	425,000	316,000	377,000
Directors’ and officers’ liability insurance	310,000	206,000	164,000
Postage & delivery	230,000	120,000	99,000
Restricted stock compensation	133,000	115,000	66,000
Transfer agent services — former affiliate	—	10,000	311,000
Other	107,000	338,000	34,000
Total	$22,519,000	$11,067,000	$5,992,000
The increase in general and administrative in 2013 as compared to 2012 was primarily the result of purchasing additional properties in 2013 and 2012 and thus incurring higher asset management fees and franchise taxes, as well as incurring higher fees for transfer agent services due to an increase in the number of our investors in connection with the increased equity raise pursuant to our public offerings. We expect general and administrative to continue to increase in 2014 as we purchase additional properties in 2014.
The increase in general and administrative in 2012 as compared to 2011 was primarily the result of purchasing properties in 2012 and 2011 and thus incurring higher asset management fees, as well as incurring higher fees for transfer agent services due to an increase in the number of our investors.
Subordinated Distribution Purchase
For the year ended December 31, 2012, we recorded a charge of $4,232,000, which pertained to a settlement agreement we and our operating partnership entered into on September 14, 2012 with BGC Partners, Inc., or BGC Partners, to transfer certain assets held by BGC Partners to us, including 200 units of limited partnership interest held in our operating partnership and any rights to the payment of any subordinated distribution that may have been owed to our former advisor and its affiliates, including our former sponsor, for consideration of $4,300,000. Of the $4,300,000 paid by us, $4,232,000 is reflected in our accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2012, and $68,000 is in satisfaction of all remaining payments owed by us to our former advisor and its affiliates, including our former sponsor, under the G&E Advisory Agreement.
Acquisition Related Expenses
For the years ended December 31, 2013, 2012 and 2011, we incurred acquisition related expenses of $25,501,000, $75,608,000 and $10,389,000, respectively.
For the year ended December 31, 2013, acquisition related expense related primarily to expenses associated with our acquisitions completed during the period, including acquisition fees of $20,910,000 incurred to our advisor entities. For the year ended December 31, 2012, acquisition related expenses related primarily to the unrealized/realized gains and losses on our contingent consideration arrangements of $50,250,000 and expenses associated with our acquisitions completed during the period, including acquisition fees of $21,336,000 incurred to our former advisor, our advisor entities or their respective affiliates. The decrease in acquisition related expenses for the year ended December 31, 2013 as compared to the year ended December 31, 2012 was primarily due to $50,250,000 of net unrealized/realized loss on contingent consideration in 2012, which was primarily due to one tenant's significant improvement in its specified rent coverage ratio for the six and twelve months ended December 31, 2012. For a further discussion, see Note 14, Fair Value Measurements — Assets and Liabilities Reported at Fair Value — Contingent Consideration, to the Consolidated Financial Statements that are a part of this Annual Report on Form 10-K.

For the year ended December 31, 2011, acquisition related expenses related primarily to expenses associated with our acquisitions completed during the period, including acquisition fees of $6,739,000 incurred to our former advisor or its affiliates. The increase in acquisition related expenses for the year ended December 31, 2012 as compared to the year ended December 31, 2011 is due to purchasing $810,971,000 in acquisitions in 2012 as compared to $245,183,000 in acquisitions in 2011, as well as the unrealized/realized gains and losses on our contingent consideration arrangements.
Depreciation and Amortization
For the years ended December 31, 2013, 2012 and 2011, depreciation and amortization was $76,188,000, $38,407,000 and $14,826,000, respectively, and consisted primarily of depreciation on our operating properties of $50,178,000, $25,125,000 and $9,919,000, respectively, and amortization on our identified intangible assets of $25,680,000, $13,183,000 and $4,878,000 respectively.
Interest Expense
For the years ended December 31, 2013, 2012 and 2011, interest expense including gain (loss) in fair value of derivative financial instruments was $17,765,000, $13,542,000 and $6,711,000, respectively. Interest expense consisted of the following for the periods then ended:

	Years Ended December 31,
	2013	2012	2011
Interest expense — mortgage loans payable and derivative financial instruments	$16,192,000	$10,935,000	$4,065,000
Interest expense — lines of credit	1,677,000	1,866,000	1,016,000
Amortization of debt discount and (premium), net	(2,209,000)	(1,023,000)	(47,000)
Amortization of deferred financing costs — lines of credit	1,734,000	1,021,000	661,000
Amortization of deferred financing costs — mortgage loans payable	842,000	732,000	606,000
(Gain) loss on extinguishment of debt — write-off of deferred financing costs and debt premium	(127,000)	35,000	44,000
(Gain) loss in fair value of derivative financial instruments	(344,000)	(24,000)	366,000
Total	$17,765,000	$13,542,000	$6,711,000
Foreign Currency and Derivative Loss
For the year ended December 31, 2013, we had $11,312,000 in net losses resulting from foreign currency transactions as compared to $0 in 2012 and 2011. The net losses on foreign currency transactions in 2013 were primarily due to an unrealized loss of $16,489,000 on our foreign currency forward contract, partially offset by the gains recognized in closing the acquisition of UK Senior Housing Portfolio in the amount of $4,295,000 and re-measurement of real estate notes receivable denominated in United Kingdom Pound Sterling, or GBP, as of December 31, 2013 of $519,000. For a further discussion of our foreign currency forward contract, including a discussion regarding the fair value measurements, see Note 8, Derivative Financial Instruments and Note 14, Fair Value Measurements — Assets and Liabilities Reported at Fair Value, to the Consolidated Financial Statements that are a part of this Annual Report on Form 10-K.
The significant fluctuations in foreign currency exchange rates between GBP and U.S. Dollars, or USD, have material effects on our results of operations and financial position.
Interest Income
For the years ended December 31, 2013, 2012 and 2011, we had interest income of $329,000, $15,000 and $17,000, respectively, related to interest earned on funds held in cash accounts. Higher interest income in 2013 as compared to 2012 and 2011 was due to higher average cash balances in 2013 due to the close out of our follow-on offering.
Income Tax Benefit
For the year ended December 31, 2013, we had an income tax benefit of $1,005,000 as compared to $0 in 2012 and 2011. The income tax benefit in 2013 was primarily due to the $1,205,000 decrease in our foreign deferred tax liabilities on our real estate investments located in the United Kingdom, offset by $152,000 of foreign income taxes incurred on the 2013 operations of our real estate investments located in the United Kingdom and $48,000 of U.S. federal and state income tax expense incurred on our senior housing facilities owned and operated utilizing a RIDEA structure. For a further discussion of our income taxes, see Note 15, Income Taxes and Distributions, to the Consolidated Financial Statements that are a part of this Annual Report on Form 10-K.